Exhibit (14)a

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds,
The Board of Trustees of Eclipse Funds,
and the Board of Directors of Eclipse Funds Inc.:

We consent to the use of our reports dated December 22, 2008, with respect to the financial statements of The MainStay Funds, comprising the MainStay Capital Appreciation, MainStay Common Stock, MainStay Convertible, MainStay Diversified Income, MainStay Equity Index, MainStay Global High Income, MainStay Government, MainStay High Yield Corporate Bond, MainStay Institutional Bond, MainStay International Equity, MainStay Large Cap Growth, MainStay MAP, MainStay Mid Cap Growth, MainStay Mid Cap Value, MainStay Money Market, MainStay Principal Preservation, MainStay Small Cap Growth, MainStay Small Cap Value, MainStay Tax Free Bond, MainStay Total Return and MainStay Value Funds, Eclipse Funds, comprising the MainStay Balanced, MainStay Mid Cap Core, and MainStay Small Cap Opportunity Funds, and Eclipse Funds Inc., comprising the MainStay All Cap Growth, MainStay Cash Reserves, MainStay Conservative Allocation, MainStay Floating Rate, MainStay Growth Allocation, MainStay Growth Equity, MainStay Income Manager, MainStay Indexed Bond, MainStay Intermediate Term Bond, MainStay Moderate Allocation, MainStay Moderate Growth Allocation, MainStay S&P 500 Index, MainStay Short Term Bond, MainStay 130/30 Core, MainStay 130/30 Growth, MainStay 130/30 High Yield, MainStay 130/30 International, MainStay Retirement 2010, MainStay Retirement 2020, MainStay Retirement 2030, MainStay Retirement 2040, and MainStay Retirement 2050 Funds, as of October 31, 2008, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Representations and Warranties”, and “Financial Highlights of MainStay Intermediate Term Bond Fund” in the Proxy Statement/Prospectus and Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 1, 2009